Exhibit 16.1

October 2, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Safe Pro Group, Inc.
File Reference No. 333-280599

We were previously the independent registered public accounting firm for Safe Pro Group, Inc. and under the date of April 17, 2024, we reported on the consolidated financial statements of Safe Pro Group, Inc. and Subsidiaries, as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023.

On September 30, 2024, we were dismissed as the independent registered public accounting firm. We have read Safe Pro Group, Inc.’s disclosures included in Item 4.01 “Changes in Registrant’s Certifying Accountant” on Safe Pro Group, Inc.’s Form 8-K dated September 30, 2024 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

SALBERG & COMPANY, P.A.

Certified Public Accountants and Consultants

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7328
Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

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